Exhibit 99

        [The following plan was assumed by Valley National Bancorp ("Valley") in connection with the merger of
     Lakeland First Financial Group, Inc. into Valley pursuant
         to the Amended and Restated Agreement and Plan of Merger dated as of April 21, 1995.]


               1986 STOCK OPTION AND INCENTIVE PLAN

     (FOR VALLEY EMPLOYEES WHO WERE FORMER LAKELAND EMPLOYEES)


     1. PURPOSE OF THE PLAN. The Plan shall be known as the Lakeland First Financial Group, Inc., Succasunna, New Jersey 1986 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to attract and retain the best available personnel as officers and employees and to provide additional incentive to employees of Lakeland First Financial Group, Inc. (the "Corporation"), Lakeland Savings Bank, SLA (the "Bank") or any present or future parent or subsidiary of the Corporation or the Bank to promote the success of the business. The Plan is intended to provide for the grant of both "Incentive Stock Options", within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and Non-Incentive Stock Options. Each and every one of the provisions of the Plan relating to Incentive Stock Options shall be interpreted to conform to the requirements of Section 422A of the Code.

     2. DEFINITIONS. As used herein, the following definitions shall apply.

          (a) "Award" means the grant by the Committee of an Incentive Stock Option, a Non-incentive Stock Option, a Stock
Appreciation Right or Restricted Stock or any combination thereof, as provided in the Plan.

          (b)   "Bank" shall mean Lakeland Savings Bank, SLA.

          (c) "Board" shall mean the Board of Directors of the Corporation.

          (d)   "Common Stock" shall mean common stock, par value
$0.10 per share, of the Corporation.

          (e)   "Code" shall mean the Internal Revenue Code of
1986, as amended.

          (f) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with paragraph 4(a) of the Plan.

          (g) "Continuous Employment" or "Continuous Status as an Employee" shall mean the absence of any interruption or termination of employment by the Corporation, the Bank or any present or future Parent or Subsidiary of the Corporation or the Bank. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or the Bank or in the case of transfers between payroll locations of the Corporation, or between the Corporation, the Bank, their Parents or Subsidiaries or a successor.

          (h) "Conversion" shall mean the Bank's mutual-to-stock Conversion pursuant to the Regulations of the Federal
Savings and Loan Insurance Corporation and the New Jersey
Department of Banking.

          (i)   "Corporation" shall mean Lakeland First Financial
Group, Inc.

          (j)   "Effective Date" shall mean the date specified in
Section 15 hereof.

          (k) "Employee" shall mean any person employed on a full-time basis by the Corporation, the Bank or any present or future Parent or Subsidiary of the Corporation or the Bank.

          (l) "Incentive Stock Option" means an option to purchase Shares granted by the Committee pursuant to Section 7 hereof which is subject to the limitations and restrictions of
Section 7 hereof and is intended to qualify under Section 422A of the Code.

          (m) "Non-incentive Stock Option" means an option to purchase Shares granted by the Committee pursuant to Section 8 or by the Board pursuant to Section 4 hereof, which option is not intended to qualify under Section 422A of the Code.

          (n)   "Option" shall mean an Incentive or Non-Incentive
Stock Option granted pursuant to this Plan.

          (o) "Optioned Stock" shall mean stock subject to an Option granted pursuant to the Plan.

          (p) "Optionee" shall mean any person who receives an Option.

          (q) "Parent" shall mean any present or future corporation which would be a "parent corporation" as defined in Subsections 425(e) and (g) of the Code.

          (r) "Participant" means any director, officer or key employee of the Corporation, the Bank or any Parent or Subsidiary of the Corporation or the Bank or any other person providing a service to the Corporation or the Bank or any Parent or Subsidiary who is selected by the Committee to receive an Award.

          (s)   "Plan" shall mean the Lakeland First Financial
Group, Inc.  1986 Stock Option and Incentive Plan.

          (t) "Related" means (i) In the case of a Stock Appreciation Right, a Stock Appreciation Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option and (ii) in the case of an Option, an Option with respect to which and to the extent a Stock Appreciation Right is exercisable, in whole or in part, in lieu thereof has been granted.

          (u) "Restricted Stock" shall mean Shares which have been awarded to a Participant by the Committee, subject to the restrictions referred to in Section 13 hereof, so long as such restrictions are in effect.

          (v) "Stock Appreciation Right" means a stock appreciation right with respect to Shares granted by the Committee pursuant to Section 12 hereof.

          (w) "Share" shall mean one share of the Common Stock of the Corporation.

          (x) "Subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" as defined in Subsections 425(f) and (g) of the Code.

     3. SHARES SUBJECT TO THE PLAN. Except as otherwise required by the provisions of Section 13 hereof, the aggregate number of Shares with respect to which Awards may be made pursuant to the Plan shall not exceed 368,910 shares. (Total number of Awards which may still be made pursuant to the Plan as of July 7, 1989 were 363,069, as adjusted for stock splits and stock dividends. 5,841 awards had been already granted and exercised.) Such Shares may either be authorized but unissued or treasury shares.

     Shares which are subject to Stock Appreciation Rights and related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Stock Appreciation Right which terminates and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

     4.   ADMINISTRATION OF THE PLAN.

          (a) (i) Composition of the Committee. Except as indicated in paragraph 4(9)(ii) below, the Plan shall be adminis-tered by the Committee consisting of three directors of the Corporation appointed by the Board. Officers, directors, key employees and other persons who are designated by the Committee shall be eligible to receive Awards under the Plan, and all persons designated as members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. A "disinterested person" is an administrator who at the time he exercises discretion in administering the Plan is not eligible and has not at any time within one year prior thereto been eligible for selection as a person to whom stock options or stock appreciation rights may be granted pursuant to any Plan of the Corporation, the Bank or any of their affiliates.

          (ii) For the purpose of granting Awards to directors, the selection of any director to whom Awards may be granted, as well as the number of shares subject to Awards, must be determined by a disinterested committee, as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

          (b) Powers of the Committee. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) to interpret the Plan to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the form and content of Awards to be issued under the Plan and to make other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In no event may the Committee revoke outstanding Awards without the consent of the Participant.

          The President of the Corporation and such other officers as shall be designated by the Committee are hereby authorized to execute instruments evidencing Awards on behalf of the Corporation and to cause them to be delivered to the Parti-cipants.

          (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

     5. ELIGIBILITY. Awards may be granted to officers, directors, key employees and other persons of the Corporation, the Bank, or any of their present or future Parent or Subsidiary corporations. The Committee shall from time to time determine the officers, directors, key employees and other persons who shall be granted Options or Awards under the Plan, the number to be granted to each such officers, directors, key employees and other persons under the Plan, and whether Options granted to each such Employee under the Plan shall be Incentive and/or Non-Incentive Stock Options. In selecting Participants and in determining the number of shares of Common Stock to be granted to each such Participant pursuant to each Award granted under the Plan, the Committee may consider the nature of the services rendered by each such Participant, each such Participant's current and potential contribution to the Corporation, the Bank, or any of their Parent or Subsidiaries and such other factors as the Committee may, in its sole discretion, deem relevant. Officers, directors, key employees or other persons who have been granted an Award may, if otherwise eligible, be granted additional Options or Awards.

     The aggregate fair market value (determined as of the date the Option is granted) of the Shares for which any Employee may be granted Options in any calendar year (under all Incentive Stock Option plans, as defined in Section 422A of the Code, of the Corporation or any of their present or future parent or subsidiary Corporation) prior to December 31, 1986 shall not exceed $100,000, plus any unused limit carryover to such year, as defined in Section 422A(c) of the Code. The aggregate fair market value (determined as of the date the Option is granted) of the shares with respect to which Incentive Stock Options granted after December 31, 1986 are exercisable for the first time by an Employee during any calendar year shall not exceed $100,000. Notwithstanding the prior provisions of this Section 5, the Committee may grant Options in excess of the foregoing limitations, provide said Options shall be clearly and specifically designated as not being Incentive Stock Options, as defined in Section 422A of the Code.

     6. TERM OF PLAN. The Plan shall continue in effect for a term of ten (10) years from the Effective Date, unless sooner terminated pursuant to Section 18. No Option shall be granted under the Plan after ten (10) years from the Effective Date.

     7. TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS. Incentive Stock Options maybe granted only to Participants who are Employees. Each Incentive Stock Option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee shall from time to time approve. Each and every Incentive Stock Option granted pursuant to the Plan shall comply with, and be subject to, the following terms and conditions:

          (a)   Option Price.

                (i) The price per share at which each Incentive Stock Option granted under the Plan may be exercised shall not, as to any particular Incentive Stock Option, be less than the fair market value of the Common Stock at the time such Incentive Stock Option is granted. For such purposes, if the Common Stock is traded otherwise than on a national securities exchange at the time of the granting of an Option, then the price per share of the Optioned Stock shall be not less than the mean between the bid and asked price on the date the Incentive Stock Option is granted or, if there be no bid and asked price on said date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the price per share shall be determined by the Committee. If the Common Stock is listed on a national securities exchange at the time of the granting an Incentive Stock Option, then the price per share shall be not less than the average of the highest and lowest selling price on such exchange on the date such Incentive Stock Option is granted or, if there were no sales on said date, then the price shall be not less than the mean between the bid and asked price on such date.

                (ii) In the case of an Employee who owns Common Stock representing more than ten percent (10%) of the outstanding Common Stock at the title the Incentive Stock Option is granted, the Incentive Stock Option price shall not be less than one hundred and ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted.

          (b)   Payment.

                Full payment for each share of Common Stock purchased upon the exercise of any Incentive Stock Option granted under the Plan shall be made at the time of exercise of each such Incentive Stock Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair-market value at the date of exercise. The Corporation shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No shares of Common Stock shall be issued until full payment therefor has been received by the Corporation, and no Optionee shall have any of the rights of a shareholder of the Corporation until shares of Common Stock are issued to him.

          (c)   Term of Incentive Stock Option.

                The term of each Incentive Stock Option granted pursuant to the Plan shall be not more than ten (10) years from the date each such Incentive Stock Option is granted, provided that in the case of an Employee who owns stock representing more than 10% of the Common Stock outstanding at the time the Incentive Stock Option is granted, the term of the Incentive Stock Option shall not exceed five (5) years.

          (d)   Exercise Generally.

                Except as otherwise provided in Section 9 hereof, no Incentive Stock Option may be exercised unless the optionee shall have been in the employ of the Corporation, the Bank or any of their Parents or Subsidiaries at all times during the period beginning with the date of grant of any such Incentive Stock Option and ending on the date three (3) months prior to the date of exercise of any such Incentive Stock Option. The Committee, may impose additional conditions upon the right of an Optionee to exercise any Incentive Stock Option granted hereunder which are not inconsistent with the terms of the Plan or the requirements for qualification as an Incentive Stock Option under Section 422A of the Code.

          (e)   Serial Exercise.

                No Incentive Stock Option granted pursuant to the Plan prior to December 31, 1986 shall be exercised by any Optionee while there is outstanding (as such term is defined in Section 422A of the Code) any Incentive Stock Option which was granted prior to the date of grant of such Incentive Stock Option to such Optionee, whether pursuant to the Plan or any other plan of the Corporation, the Bank, or any of their Parents or Subsidiaries in the event that any additional Incentive Stock Option is granted at a later date pursuant to the Plan to any Optionee the instrument evidencing any such additional Incentive Stock Option shall include the following provisions:

     "This Incentive Stock Option is not exercisable while there is outstanding (within the meaning of Section
     422A(c)(7) of the Internal Revenue Code of 1986, as amended) any Incentive Stock Option which was granted prior to the date of the grant hereof to the holder of this stock option to purchase shares of common stock of Lakeland First Financial Group, Inc. or any of its subsidiaries."

          (f)   Transferability.

                Any Incentive Stock Option granted pursuant to the Plan shall be exercised during any Optionee's lifetime only by the Optionee to whom it was granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

     8. TERMS AND CONDITIONS OF NON-INCENTIVE STOCK OPTIONS. Each Non-Incentive Stock Option granted pursuant to the Plan shall be evidenced by an instrument in such form as the committee shall from time to time approve. Each and every Non-Incentive Stock Option granted pursuant to the Plan shall comply with and be subject to the following terms and conditions:

          (a)   Options Granted to Directors in Conversion.

                7,000 Non-incentive Stock Options were granted to each director who was not an Employee immediately upon completion of the Conversion at a price equal to the fair market value of the stock on such date, which price will be equal to the price indicated on the Bank's final Conversion Offering Circular. (As of July 7, 1989, the 7,000 Non-Incentive Stock Options originally granted at the completion of the Conversion at the fair market value of the common stock, when adjusted for a three for two stock split and two 10% stock dividends had become Non-Incentive Stock Options for 12,705 shares at a price of $6.89 per share.)

                10,000 Non-Incentive Stock Options were granted to each director who is not an Employee on August 2, 1988 at a price equal to the fair market value of the stock on such date, which price will equal the average between the highest and the lowest selling price reported by a national securities exchange on such date, or if there are no sales reported on said date, then the price shall equal the mean between the bid and the ask price on such date or on the next prior business day on which there was a reported bid and an ask price. (As of July 7, 1989, the 10,000 Non-Incentive Stock Options granted to each non-employee director on August 2, 1988, when adjusted for a 10% stock dividend, had become 11,000 Non-Incentive Stock Options at a price of $16.25 per share.)

          (b)   Option Price.

                The exercise price per share of Common Stock for each Non-incentive Stock Option granted pursuant to the Plan shall be such price as the Committee may determine in its sole discretion.

          (c)   Payment.

                Full payment for each share of Common Stock purchased upon the exercise of any Non-Incentive Stock Option granted under the Plan shall be made at the time of exercise of each such Non-Incentive Stock Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise. The Corporation shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No shares of Common Stock shall be issued until full payment therefor has been received by the Corporation and no Optionee shall have any of the rights of a shareholder of the Corporation until the shares of Common Stock are issued to him.

          (d)   Term.

                The term of each Non-Incentive Stock Option granted pursuant to the Plan shall be not more than ten (10) years from the date each such Non-Incentive Stock Option is granted, provided that, in the case of an Employee who owns stock representing more than 10% of the Common Stock at the time the Incentive Stock Option is granted, the term of the Non-Incentive Stock Option shall not exceed five (5) years.

          (e)   Exercise Generally.

                The Committee may impose additional conditions upon the right of any Participant to exercise any Non-Incentive
Stock Option granted hereunder which are not inconsistent with the terms of the Plan.

          (f)   Transferability.

                Any Non-Incentive Stock Option granted pursuant to the Plan shall be exercised during any Optionee's lifetime only by the Optionee to whom it was granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

     9.   EFFECT OF TERMINATION OF EMPLOYMENT, DISABILITY OR
DEATH ON INCENTIVE STOCK OPTIONS.

          (a)   Termination of Employment.

                In the event that any Optionee's employment by the Corporation, the Bank, or any of their Parents or Subsidiaries shall terminate for any reason, other than Permanent and Total Disability (as such term is defined in Section 105(d)(4) of the Code) or death, all of any such Optionee's Incentive Stock Options, and all of any such Optionee's rights to purchase or receive shares of Common Stock pursuant thereto, as the case may be, shall automatically terminate on the date of such termination of employment. However, no termination of an Optionee's Incentive Stock Options shall occur if, and to the extent that, the Committee authorizes the Optionee to exercise any such Incentive Stock Options at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the expiration of not more than three (3) months after the date of such termination of employment, but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of such termination of employment. In the event that a Parent or Subsidiary ceases to be a Parent or Subsidiary of the Corporation or the Bank, the employment of all of its employees who are not immediately thereafter employees of the Corporation or the Bank shall be deemed to terminate upon the date such Parent or Subsidiary so ceases to be a Parent or Subsidiary of the Corporation or the Bank.

          (b)   Disability.

                In the event that any Optionee's employment by the Corporation, the Bank or any of their Parents or Subsidiaries shall terminate as the result of the Permanent and Total disability of such Optionee, such Optionee may exercise any Incentive Stock Options granted to him pursuant to the Plan at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of such termination of employment, but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of such termination of employment.

          (c)   Death.

                In the event of the death of any Optionee, any Incentive Stock Options granted to any such Optionee may be exercised by the person or persons to whom the Optionee's rights under any such Incentive Stock Options pass by will or by the laws of descent and distribution (including the Optionee's estate during the period of administration) at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is six (6) months after the date of death of such Optionee (or such later period not exceeding one (1) year to which the Committee may, in its discretion, extend such period), but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of death. For purposes of this Section 9(c) any Incentive Stock Option held by an Optionee shall be considered exercisable at the date of his death if the only unsatisfied condition precedent to the exercisability of such Incentive Stock Option at the date of death is the passage of a specified period of time.

          (d)   Incentive Stock Options Deemed Exercisable.

                For purposes of Sections 9(a), 9(b) and 9(c) above, any Incentive Stock Option held by any Optionee shall be considered exercisable at the date of the termination of his employment if, but for the requirement of serial exercise set forth in Section 7(e) hereof, any such Incentive Stock Option would have been exercisable at such date of termination of employment. Any exercise of any Incentive Stock Option granted pursuant to the Plan which is considered exercisable pursuant to this Section 9(d) shall nevertheless be subject to the provisions and restrictions contained in Section 7(e) hereof.

          (e)   Termination of Incentive Stock Options.

                To the extent that any Incentive Stock Option granted under the Plan to any Optionee whose employment by the Association terminates shall not have been exercised within the applicable period set forth in this Section 9, any such Incentive Stock Option, and all rights to purchase or receive shares of Common Stock pursuant thereto, as the case may be, shall terminate on the last day of the applicable period.

     10. EFFECT OF TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH ON NON-INCENTIVE STOCK OPTIONS. The terms and conditions of Non-Incentive Stock Options relating to the effect of the termination of an Optionee's employment, disability of an Optionee or his death shall be such terms and conditions as the Committee shall, in its sole discretion, determine at the time of termination.

     11. RIGHT OF REPURCHASE AND RESTRICTIONS ON DISPOSITION. The Committee, in its sole discretion, may include, as a term of any Incentive Stock Option or Non-Incentive Stock Option, the right (the "Repurchase Rights"), but not the obligation, to repurchase all or any amount of the Shares acquired by an Optionee pursuant to the exercise of any such Options. The intent of the Repurchase Right is to encourage the continued employment of the Optionee. The Repurchase Right shall provide for, among other things, a specified duration of the Repurchase Right, a specified price per Share to be paid upon the exercise of the Repurchase Right and a restriction on the disposition of the Shares by the Optionee during the period of the Repurchase Right. The Repurchase Right may permit the Corporation to transfer or assign such right to another party. The Corporation may exercise the Repurchase Right only to the extent permitted by applicable law.

     12. STOCK APPRECIATION RIGHTS. A Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Stock Appreciation Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or the fair market value of such Shares on the date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional shares) the amount by which the fair market value per Share on the date of such exercise shall exceed the exercise price of such Stock Appreciation Right, multiplied by the number of Shares with respect to which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be related to an Option or may be granted independently of any Option as the Committee shall determine whether and to what extent a Related Stock Appreciation Right shall be granted with respect thereto; provided, however and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 7 hereof as if such Related Stock Appreciation Right were an Incentive Stock Option. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent to the Shares with respect to which the Related Option was exercised or terminated.

     13. TERMS AND CONDITIONS OF RESTRICTED STOCK. The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs
(a) through (f) of this Section 13, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section.

          (a) At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which or at the expiration of which, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section, the Shares awarded as Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as hereinafter provided, during the Restricted Period. Except for such restrictions, and subject to paragraphs (c), (d) and (e) of this
Section 13 and Section 14 hereof, the Participant as owner of such shares shall have all the rights of a stockholder including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

          (b) Except as provided in Section 14(b) hereof, if a Participant ceases to maintain continuous employment with the Corporation, the Bank or any of their Parents or Subsidiaries for any reason (other than death, total or partial disability or normal or early retirement) unless the Committee shall otherwise determine and provide in the agreement referred to in paragraph
(d) of this Section, all shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of continuous employment are subject to the restrictions imposed by paragraph (a) of this Section shall upon such termination of continuous employment be forfeited and returned to the Corporation. Unless the Committee or Board shall have provided in the agreement referred to in paragraph (d) of this Section for a ratable lapse of restrictions with respect to an award of shares of Restricted Stock during the Restricted Period, if a Participant ceases to maintain continuous employment with the Corporation, the Bank or any of their Parents or Subsidiaries by reason of death, total or partial disability or normal or early retirement, such portion of such shares of Restricted Stock awarded to such Participant which at the time of such termination of continuous employment are subject to the restrictions imposed by paragraph (a) of this Section as shall be equal to the portion of the Restricted Period with respect to such shares which shall have elapsed at the time of such termi-nation of continuous employment shall be free of restrictions and shall not be forfeited.

          (c) Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:

     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Lakeland First Financial Group, Inc. 1986 Stock
     Option and Incentive Plan and an Agreement entered into between the registered owner and Lakeland First
     Financial Group, Inc.  Copies of such Plan and
     Agreement are on file in the offices of the Secretary of Lakeland First Financial Group, Inc., 250 Route 10,
     Succasunna, New Jersey 07876."

          (d) At the time of an award of shares of Restricted Stock, the Participant shall enter into an Agreement with the Corporation in a form specified by the Committee or the Board, agreeing to the terms and conditions of the award and such other matters as the Committee, in its sole discretion, shall determine.

          (e) At the time of an award of shares of Restricted Stock, the Committee, in its discretion, may determine that the payment to the Participant of dividends declared or paid on such shares by the Corporation or Specified Portion thereof, shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under paragraph (a) of this Section or (ii) the forfeiture of such shares under paragraph (b) of this Section, and shall be held by the Corporation for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and
(ii) of the immediately proceeding sentence.

          (f) At the expiration of the restrictions imposed by paragraph (a) of this Section, the Corporation shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section.

     14.  RECAPITALIZATION, MERGER, CONSOLIDATION, CHANGE IN
CONTROL AND SIMILAR TRANSACTIONS.

          (a)   Adjustment.

                Subject to any required action by the share-holders of the Corporation, the aggregate number of shares of Common Stock for which stock options may be granted hereunder, the number of shares of Common Stock covered by each outstanding Option, and the exercise price per share of Common Stock of each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without the receipt of consideration by the Corporation.

          (b)   Change in Control.

                All outstanding Options shall become immediately exercisable in the event of a change in control or imminent change in control of the Corporation, as determined by the Com-mittee. For purposes of this Section, "change in control" shall mean: (i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Corporation; (ii) the execution of an agreement for a merger or recapitalization of the Corporation or any merger or recapitalization whereby the Corporation is not the surviving entity; (iii) a change of control of the Corporation, as otherwise defined or determined by the Federal Home Loan Bank Board or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of Securities Exchange Act of 1934 and the rules promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Corporation, by any person, trust, entity or group for the purposes of this Section, "imminent change in control" shall refer to any offer or announcement, oral or written, by any person or persons acting as a group, to acquire control of the Corporation.

          (c)   Extraordinary Corporate Action.

                Subject to any required action by the share-holders of the Corporation, in the event of any Change in Control, recapitalization, merger, consolidation, exchange of shares, spinoff, reorganization, tender offer, liquidation or other extraordinary corporate action or event, the Committee, in its sole discretion, shall have the power, prior or subsequent to such action or event to:

                (i) appropriately adjust the number of shares of Common Stock subject to each Option, the exercise price per share of Common Stock, and the consideration to be given or received by the Association upon the exercise of any outstanding Option;

                (ii) cancel any or all previously granted
Options, provided that appropriate consideration is paid to the Optionee in connection therewith; and/or

                (iii) make such other adjustments in connection with the Plan as the Committee in its sole discretion, or the Board, acting pursuant to Section 4(a)(ii), deems necessary, desirable, appropriate or advisable; provided, however, that no action shall be taken by the Committee which would cause Incentive Stock Options granted pursuant to the Plan to fail to meet the requirements of Section 422A of the Code.

                Except as expressly provided in Section 13(a) and 13(b) hereof, no Optionee shall have any rights by reason of the occurrence of any of the events described in this Section 13.

          (d)   Acceleration.

                The Committee shall at all times have the power to accelerate the exercise date of Options previously granted under the Plan. In no event, however, will such action permit Participants to exercise Incentive Stock Options in an order other than provided in Section 7(e).

     15. TIME OF GRANTING OPTIONS. The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Committee makes the determination of granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

     16. EFFECTIVE DATE. The Plan became effective upon the completion of the Bank's Conversion from mutual to stock form. Options were granted prior to ratification of the Plan by the stockholders were subject to such stockholder ratification of the Plan.

     17. APPROVAL BY SHAREHOLDERS. The Plan was approved by stockholders of the Bank on October 25, 1987, a date within twelve (12) months after the date it became effective.

     18. MODIFICATION OF OPTIONS. At any time and from time to time, the Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or shall not materially decrease the Optionee's benefits under the Option without the consent of the holder of the Option, except as otherwise permitted under Section 18 hereof.

     19.  AMENDMENT AND TERMINATION OF THE PLAN.

          (a)   Action by the Board.

                The Board may alter, suspend or discontinue the Plan, except that no action of the Board may increase (other than as provided in Section 13) the maximum number of shares permitted to be optioned under the Plan, materially increase the benefits accruing to participants under the Plan or materially modify the requirements for eligibility for participation in the Plan unless such action of the Board shall be subject to approval or ratifi-cation by the shareholders of the Corporation.

          (b)   Change in Applicable Law.

                Notwithstanding any other provision contained in the Plan, in the event of a change in any federal or state law, rule or regulation which would make the exercise of all or part of any previously granted Incentive and/or Non-Incentive Stock Option unlawful or subject the Corporation to any penalty, the Committee may restrict any such exercise without the consent of the Optionee or other holder thereof in order to comply with any such law, rule or regulation or to avoid any such penalty.

     20. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder any applicable state securities law and the requirements of any stock exchange upon which the Shares may then be listed.

     The inability of the Corporation to obtain from any regulatory body or authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Shares.

     As a condition to the exercise of an Option, the Corporation may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

     21. RESERVATIONS OF SHARES. During the term of the Plan, the Corporation will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

     22. UNSECURED OBLIGATION. No Participant under the Plan shall have any interest in any fund or special asset of the Corporation by reason of the Plan or the grant of any Incentive or Non-Incentive Stock Option to him under the Plan. No trust fund shall be created in connection with the Plan or any grant of any Incentive or Non-Incentive Stock Option hereunder and there shall be no required funding of amounts which may become payable to any participant.

     23. WITHHOLDING TAX. The Corporation shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Stock Appreciation Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option of Stock Appreciation Right pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of taxes which the Corporation is required to withhold with respect to such shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

     24. GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of New Jersey, except to the extent that Federal law shall be deemed to apply.

                                                          Exhibit A

                            RESOLUTIONS

                             Amendment
                              to the
               Lakeland First Financial Group, Inc.
               1986 Stock Option and Incentive Plan



1. Revision to the Plan by addition of a Subparagraph 8(g) to read as follows:

     8(g). Options Granted to Directors. Exercisability following Death.

     Non-Incentive Stock Options granted in accordance with the Plan to each director who is not otherwise an Employee shall in the event of such person's death remain exercisable for a period of two years thereafter by the personal representative of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution to the extent that such Options were exercisable as of the date of death, but in no event later than the date on which the Option would otherwise expire.